BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 19, 2018 03:57 PM Pacific Time

Incorporation Number: **BC1168817**

Recognition Date and Time: *Incorporated on June 19, 2018 03:57 PM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

SHACKELFORD PHARMA INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1055 WEST HASTINGS STREET, SUITE 1700
VANCOUVER BC V6E 2E9
CANADA

Delivery Address:
1055 WEST HASTINGS STREET, SUITE 1700
VANCOUVER BC V6E 2E9
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1055 WEST HASTINGS STREET, SUITE 1700
VANCOUVER BC V6E 2E9
CANADA

Delivery Address:
1055 WEST HASTINGS STREET, SUITE 1700
VANCOUVER BC V6E 2E9
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Godsy, Mark

Mailing Address:	Delivery Address:
5401 GREENTREE ROAD WEST VANCOUVER BC V7W 1M4 CANADA	5401 GREENTREE ROAD WEST VANCOUVER BC V7W 1M4 CANADA

Last Name, First Name, Middle Name:
Livnat, Avi

Mailing Address:	Delivery Address:
7 SHALAG STREET, APT. 8 TEL AVIV 6357410 ISRAEL	7 SHALAG STREET, APT. 8 TEL AVIV 6357410 ISRAEL

Last Name, First Name, Middle Name:
Shackelford, Alan E.

Mailing Address:	Delivery Address:
1171 RIDGE OAKS DRIVE CASTLE ROCK CO 80104 UNITED STATES	1171 RIDGE OAKS DRIVE CASTLE ROCK CO 80104 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Voting Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Non-Voting Common Shares	Without Par Value With Special Rights or Restrictions attached